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Exhibit 10.8

CREDITCARDS.COM

2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE

CreditCards.com (the "Company"), pursuant to its 2007 Equity Incentive Plan (the "Plan"), hereby grants to the participant, as set forth below (the "Participant"), restricted stock units covering the number of shares of the Company's common stock (the "Common Stock") set forth below (the "Stock Units"). Each Stock Unit represents a right to receive one hypothetical share of Common Stock, or at the Company's discretion, cash equal in value to one share of Common Stock. The Stock Units are subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the "Grant Notice"), the Restricted Stock Unit Agreement, and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Stock Units:

Vesting Schedule:

Additional Terms/Acknowledgements:    The undersigned Participant acknowledges receipt of, and understands and agrees to the terms and conditions of this Grant Notice, the Restricted Stock Unit Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of restricted stock units and the stock in the Company covered by the restricted stock units and supersede all prior oral and written agreements relating thereto, with the exception of other awards previously granted and delivered to Participant under the Plan.

[Signature Page Follows]

CreditCards.com	Participant:
By:	By:
Signature	Signature
Title:	Date:

Date:

CREDITCARDS.COM

2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

        THIS RESTRICTED STOCK UNIT AGREEMENT (the "Agreement"), dated on the grant date as set forth in the Restricted Stock Unit Grant Notice (the "Grant Date") between CreditCards.com., a Delaware corporation ("Company"), and the employee, director or consultant as stated in the Restricted Stock Unit Grant Notice (the "Participant"), is entered into as follows:

        WHEREAS, the continued participation of the Participant is considered by the Company to be important for the Company's continued growth; and

        WHEREAS, in order to give the Participant an incentive to continue in the employ of the Company and to assure his or her continued commitment to the success of the Company, the Compensation Committee of the Board of Directors of the Company or its delegates ("Committee") has determined that the Participant shall be granted stock units representing hypothetical shares of the Company's common stock ("Stock Units"), with each Stock Unit equal in value to one share of the Company's common stock (the "Stock"), subject to the restrictions stated below and in accordance with the terms and conditions of the CreditCards.com 2007 Equity Incentive Plan (the "Plan"), a copy of which can be obtained by written or telephonic request to the Chief Financial Officer and the Restricted Stock Unit Grant Notice.

        THEREFORE, the parties agree as follows:

        1.     Grant of Stock Units.    Subject to the terms and conditions of this Agreement and of the Restricted Stock Unit Grant Notice (the "Grant Notice") and of the Plan, the Company hereby grants to the Participant Stock Units covering the number of shares of Stock as stated in the Grant Notice (including such terms as defined in the Plan, the "Shares").

        2.     Vesting Schedule.    Subject to the limitations contained herein, the interest of the Participant in the Stock Units shall vest as provided in the Grant Notice; provided however, that vesting shall cease upon the Participant's Termination of Employment. The period of time between the date hereof and the date the Stock Units become fully vested is referred to herein as the "Restriction Period."

        3.     Benefit Upon Vesting.    Upon the vesting of the Stock Units, the Participant shall be entitled to receive, as soon as administratively practicable, the Shares or a combination of cash or cash and the Shares, as the Company determines in its sole discretion, equal to:

          (a)   the number of Stock Units that have vested multiplied by the Fair Market Value (as defined in the Plan) of a share of Stock on the date on which such Stock Units vest, and

          (b)   a dividend equivalent payment determined by

            (1)   multiplying the number of Stock Units outstanding on each dividend payment date by the dividend per share of Stock to determine the dividend equivalent amount for each dividend payment date;

            (2)   dividing the amount determined in (1) above by the Fair Market Value of a share of Stock on the date of such dividend payment to determine the number of additional Stock Units to be credited to the Participant; and

            (3)   multiplying the number of additional Stock Units determined in (2) above by the Fair Market Value of a share of Stock on the vesting date to determine the aggregate amount of dividend equivalent payments for such vested Stock Units;

provided, however, that if any aggregated dividend equivalent payments in paragraph (b)(3) above results in a payment of a fractional Share, such fractional share shall be rounded up to the nearest whole Share.

        4.     Restrictions.

          (a)   Except as otherwise provided for in this Agreement, the Stock Units or rights granted hereunder may not be sold, pledged or otherwise transferred.

          (b)   Except as otherwise provided for in this Agreement, if the Employee's employment with the Company is terminated at any time for any reason (including as a result of the Employee's death or disability (including a Total and Permanent Disability) prior to the lapse of the Restriction Period, or the Participant otherwise experiences a Termination of Employment during the Restriction Period, all Stock Units granted hereunder that have not vested by such termination date and that are held by the Participant as of such date shall be forfeited by, and no further rights shall accrue to, the Participant.

        5.     No Stockholder Rights.    Stock Units represent hypothetical shares of Stock. During the Restriction Period, except as set forth in Section 3(b) above, the Participant shall not be entitled to any of the rights or benefits generally accorded to stockholders.

        6.     Taxes.

          (a)   The Participant shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock Units hereunder. In the event that the Company or the Participant's Employer (the "Employer") is required to withhold taxes as a result of the grant or vesting of Stock Units, or subsequent sale of Stock acquired pursuant to such Stock Units, or due upon receipt of dividend equivalent payments, the Participant shall surrender a sufficient number of whole shares of such Stock or make a cash payment as necessary to cover all applicable required withholding taxes and required social security contributions at the time at which the Employer is required to remit such withholding amounts (e.g., when the restrictions on the Stock Units lapse) unless alternative procedures for such payment are established by the Company. The Participant will receive a cash refund for any fraction of a surrendered share not necessary for required withholding taxes and required social insurance contributions. To the extent that any surrender of Stock or payment of cash or alternative procedure for such payment is insufficient, the Participant authorizes the Company, its Affiliates and Subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social security contributions from the Participant's compensation. The Participant agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

          (b)   Regardless of any action the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Participant's responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Stock Units, including the grant and vesting of Stock Units, subsequent payment of Stock and/or cash related to such Stock Units or the subsequent sale of any Stock acquired pursuant to such Stock Units and receipt of any dividend equivalent payments; and (ii) do not commit to structure the terms or any aspect of this grant of Stock Units to reduce or eliminate the Participant's liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant's participation in the Plan or the Participant's receipt of Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver the benefit described in Section 3 if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.

        7.     Data Privacy Consent.    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this document by and among, as applicable, the Company, its Subsidiaries, its Affiliates and the Employer for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan. The Participant understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant's favor for the purpose of implementing, managing and administering the Plan ("Data"). The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant's country or elsewhere and that the recipient country may have different data privacy laws and protections than the Participant's country. The Participant understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting the Chief Financial Officer at the Company. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Participant may elect to deposit any Stock acquired under the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Participant understands that he may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the local human resources representative in writing. The Participant understands that refusing or withdrawing consent may affect the Participant's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Participant understands that he may contact Chief Financial Officer at the Company.

        8.     Plan Information.    The Participant acknowledges that the Participant has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the section of the Company's web site at: http://www.creditcards.com. The Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Chief Financial Officer.

        9.     Acknowledgment and Waiver.    By accepting this grant of Stock Units, the Participant acknowledges and agrees that:

          (a)   the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

          (b)   the grant of Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock or Stock Units, or benefits in lieu of Stock or Stock Units, even if Stock or Stock Units have been granted repeatedly in the past;

          (c)   all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

          (d)   the Participant's participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Participant's employment or service relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

          (e)   the Participant is participating voluntarily in the Plan;

          (f)    stock units, stock unit grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

          (g)   in the event that the Participant is not an employee of the Company, this grant of Stock Units will not be interpreted to form an employment contract or service relationship with the

  Company, and furthermore, this grant of Stock Units will not be interpreted to form an employment contract or service relationship with the Employer or any Subsidiary or Affiliate of the Company;

          (h)   the future value of the Shares is unknown, may increase or decrease from the date of grant or vesting of the Stock Unit and cannot be predicted with certainty;

          (i)    in consideration of this grant of Stock Units, no claim or entitlement to compensation or damages shall arise from termination of this grant of Stock Units or diminution in value of this grant of Stock Units resulting from termination of the Participant's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and

          (j)    notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Participant's employment (whether or not in breach of local labor laws), the Participant's right to receive benefits under this Agreement, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant's right to receive benefits under this Agreement after termination of employment, if any, will be measured by the date of termination of the Participant's active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of this grant of Stock Units.

        10.   Miscellaneous.

          (a) The Company shall not be required to treat as the owner of Stock Units, and associated benefits hereunder, any transferee to whom such Stock Units or benefits shall have been so transferred in violation of this Agreement.

          (b)   The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

          (c)   Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Participant at his address then on file with the Company.

          (d)   The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and the Participant. This Agreement is governed by the laws of the state of Delaware. Certain other important terms governing this contract are contained in the Plan.

          (e)   If the Participant has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

          (f)    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[Signature Page Follows]

Accepted by Participant:	CREDITCARDS.COM

	By	Officer Name: Title:

RETAIN THIS AGREEMENT FOR YOUR RECORDS

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CREDITCARDS.COM 2007 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT GRANT NOTICE
CREDITCARDS.COM 2007 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT